EX-99.B1-wrartsup

                             ARTICLES SUPPLEMENTARY
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                           WADDELL & REED FUNDS, INC.

     Waddell & Reed Funds, Inc. (the "Corporation"), a Maryland corporation, having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors has heretofore duly designated, in accordance with Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at Three Billion (3,000,000,000) shares of capital stock (par value $0.01 per share), amounting in the aggregate to a par value of Thirty Million Dollars ($30,000,000.00). Such shares have heretofore been classified by the Board of Directors among the series of the Corporation as follows:

     Total Return Fund                  500,000,000 shares
     Growth Fund                        500,000,000 shares
     Limited-Term Bond Fund             500,000,000 shares
     Municipal Bond Fund                500,000,000 shares
     International Growth Fund          500,000,000 shares
     Asset Strategy Fund                500,000,000 shares

All authorized shares that have not been designated or classified remain available for future designation or classification.

     SECOND: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors, in accordance with Maryland General Corporation Law, now duly redesignates and reclassifies the capital stock of the Corporation among the series of the Corporation and classes thereof as follows:

     Total Return Fund, Class B         (250,000,000 shares)
     Total Return Fund, Class Y         (250,000,000 shares)
     Growth Fund, Class B               (250,000,000 shares)
     Growth Fund, Class Y               (250,000,000 shares)
     Limited-Term Bond Fund, Class B (250,000,000 shares) Limited-Term Bond Fund, Class Y (250,000,000 shares)
     Municipal Bond Fund, Class B       (250,000,000 shares)
     Municipal Bond Fund, Class Y       (250,000,000 shares)
     International Growth Fund, Class B (250,000,000 shares) International Growth Fund, Class Y (250,000,000 shares)
     Asset Strategy Fund, Class B       (250,000,000 shares)
     Asset Strategy Fund, Class Y       (250,000,000 shares)

The aggregate number of shares of all classes of stock of the Corporation remains at Three Billion (3,000,000,000) shares of capital stock, the par value remains $0.01 per share, and the aggregate par value of all authorized stock remains Thirty Million Dollars ($30,000,000.00).

     THIRD: The capital stock of the Corporation is divided into series and classes and there are no changes in the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as shares of capital stock as set forth in the Corporation's Articles of Incorporation, except as follows:

       (1) The Class B stock of each series shall be subject to fees, including a front-end sales load and a Rule 12b-1 fee, as determined by the Board of Directors of the Corporation from time to time;

       (2) The Class Y stock of each series shall not be subject to either a front-end or contingent deferred sales charge or Rule 12b-1 fees and is subject to a shareholder servicing fee which differs from that of the Class A shares of each series.

     FOURTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles Supplementary on behalf of the Corporation this ___ day of _________, 1995.

                         ---------------------------------
                         Sharon K. Pappas, Vice President


Attest:  ---------------
     Sheryl Strauss
     Assistant Secretary

     The undersigned, Vice President of Waddell & Reed Funds, Inc. who executed on behalf said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                         WADDELL & REED FUNDS, INC.



                         By: --------------------------
                        Sharon K. Pappas, Vice President